Exhibit 5.3

August 19, 2024

Service Properties Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, MA 02458-1634

Re:	Royal Sonesta, Inc.

Ladies and Gentlemen:

1.             Introduction and Documents Reviewed

1.1           We have acted as special Louisiana (the "State") counsel to Royal Sonesta, Inc. (the "Corporation"), relating to the registration by Service Properties Trust, a real estate investment trust organized under Maryland law (the "Company"), under the Securities Act of 1933, as amended (the "Act"), and the issuance from time to time in one or more offerings of one or more series of debt securities (the "Debt Securities") to be guaranteed by certain subsidiaries of the Company, including the Corporation (collectively, the "Guarantors"), pursuant to the registration statement on Form S-3, to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof (as so amended, the "Registration Statement").

1.2           In our capacity as special State counsel, we have examined executed copies of the following documents (collectively, the "Commission Documents"):

(a)	The Registration Statement; and

(b)	The Indenture dated February 3, 2016, between the Company (f/k/a Hospitality Properties Trust) and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (as amended, the "Indenture").

1.3            In our capacity as special State counsel, we have also examined copies of the following documents (collectively, the "Corporate Documents"):

(a)	The Articles of Incorporation of the Corporation dated January 5, 1977;

STONE PIGMAN WALTHER WITTMANN L.L.C.

August 19, 2024

(b)	Bylaws (undated) of the Corporation;

(c)	The Certificate of Good Standing of the Corporation issued by the Louisiana Secretary of State on August 8, 2024 (the "Good Standing Certificate");

(d)	Action of the Board of Directors by Unanimous Written Consent dated August 19, 2024; and

(e)	The Certificate of the Assistant Secretary of the Corporation dated August 19, 2024.

The Commission Documents and the Corporate Documents are sometimes collectively referred to as the "Documents".

1.4            We have also examined originals, or copies identified to our satisfaction as being true copies, of such Corporation records, documents and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinions, we have relied on the representations and warranties contained in the Documents and the other documents executed and delivered in connection therewith, and certificates and written statements of representatives of the Corporation, and we have assumed the accuracy and completeness of the representations and warranties contained in the Documents. Except as expressly stated elsewhere in this opinion, we have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or other information, whether written or oral, that may have been made by or on behalf of the parties to any of the Documents or otherwise.

2.            Defined Terms

The defined terms set forth on Exhibit A are sometimes used in this opinion. Capitalized terms used in this letter and not otherwise defined have the meanings given them in the Registration Statement.

3.            Assumptions

3.1           With your permission, we have made the following assumptions in rendering this opinion.

3.2           All signatures on original documents submitted to us are genuine; all documents submitted to us as originals are authentic; all documents submitted to us as certified, conformed, fax, pdf or photostatic copies conform to authentic original documents; and all certificates of public officials are accurate, complete and authentic.

3.3           Except as specifically addressed in opinion paragraphs 4.3 and 4.4 as to the Corporation, each of the parties has duly authorized, executed and delivered each Commission Document to which it is a party. All individuals executing and delivering the Commission Documents on behalf of the parties have the legal capacity to do so. The Commission Documents constitute the legal, valid and binding obligations of all of the parties thereto, enforceable against them in accordance with their respective terms under the laws of all applicable jurisdictions.

STONE PIGMAN WALTHER WITTMANN L.L.C.

August 19, 2024

3.4           We have assumed that the issuance of, and the terms of, the guarantees to be issued by the Corporation from time to time as contemplated by the Registration Statement with respect to any series of Debt Securities (the "Guarantees") will be authorized and approved by the Board of Directors of the Corporation, or a duly authorized committee thereof, in accordance with Applicable Law and the Corporate Documents (such approval referred to herein as the "Corporate Proceedings").

3.5           We have further assumed that at no future time would any subsequent change of fact or law affect adversely our ability to render at such time the opinions given in this letter.

4.            Opinions

4.1           Based on the foregoing and such investigations as we have deemed necessary, and subject to the qualifications and exceptions contained in this letter, we are of the following opinions.

4.2           Based solely on our review of the Corporate Documents and Applicable Law, the Corporation is a corporation duly incorporated under Applicable Law, is validly existing and is in good standing with the Louisiana Secretary of State.

4.3           Based solely on our review of the Corporate Documents and Applicable Law, the Corporation possesses the corporate power and authority to execute and deliver one or more supplemental indentures to the Indenture as contemplated by the Registration Statement, to perform its obligations thereunder and to issue the Guarantees pursuant to the terms thereof.

4.4           Upon completion of the Corporate Proceedings with respect to the issuance of a Guarantee, the issuance of such Guarantee by the Corporation will be duly authorized by all requisite corporate action on the part of the Corporation.

5.            Qualifications

5.1           In addition to the qualifications and assumptions set forth elsewhere in this letter, the opinions set forth in this letter are subject to the following qualifications.

5.2           We express no opinion as to the enforceability of the Guarantees, which we understand are not to be governed by Applicable Law.

5.3           This opinion is limited to Applicable Law. We express no opinion with regard to any matter that may be governed by the laws of any other jurisdiction.

STONE PIGMAN WALTHER WITTMANN L.L.C.

August 19, 2024

5.4           The opinions expressed herein are given as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention or any change in law that may hereafter become effective.

5.5           We hereby consent to the filing of this opinion as Exhibit 5.3 to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, we do not admit that we are "experts" under the Act or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement, including this exhibit.

5.6           We did not participate in the preparation of the Registration Statement. We have conducted no independent investigation with respect to, nor do we express any opinion with respect to, the accuracy, completeness, compliance with any securities or other laws, or fairness of any part of the Registration Statement.

Yours very truly,

/s/ Stone Pigman Walther Wittmann L.L.C.

EXHIBIT A

Louisiana Defined Terms

"Applicable Law" means the present laws, rules and regulations of the State applicable to subsidiary guarantees of the kind contemplated by the Registration Statement, and the present judicial and administrative interpretations thereof as are generally available (i.e., in terms of access and distribution following publication or other release) to lawyers practicing in the State and in a format that makes legal research reasonably feasible. The term does not include (i) state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments; (ii) pension and employee benefit laws and regulations; (iii) state antitrust and unfair competition laws and regulations; (iv) state laws and regulations concerning filing and notice requirements, other than requirements applicable to charter related documents such as a certificate of merger and other than the filing of mortgages and financing statements to perfect the mortgage and security interests granted thereby; (v) Local Law; (vi) fiduciary duty laws; (vii) fraudulent transfer, fraudulent conveyance, and unlawful distribution laws and bankruptcy and similar laws; (viii) state environmental laws and regulations; (ix) state land use and subdivision laws and regulations; (x) state tax laws and regulations; (xi) state trademark, and other state intellectual property laws and regulations; (xii) state racketeering laws and regulations; (xiii) state health and safety laws and regulations; (xiv) state labor laws and regulations; (xv) state laws, regulations and policies concerning (A) national, state and local emergency, (B) possible judicial deference to acts of sovereign states and (C) criminal and civil forfeiture laws; and (xvi) other state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

"Local Law" means the laws and ordinances, administrative decisions and rules and regulations of parishes, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level, such as water agencies and joint power districts) and judicial decisions to the extent that they deal with any of the foregoing.